BYLAWS
                                       OF
                              BOC Financial Corp.

                                      Index
                                      -----

                                    ARTICLE I

                                     Offices
                                     -------

     Section 1.  Principal Office
     Section 2.  Registered Office
     Section 3.  Other Offices

                                   ARTICLE II

                            Meetings of Shareholders
                            ------------------------

     Section 1.  Place of Meetings
     Section 2.  Annual Meetings
     Section 3.  Substitute Annual Meeting
     Section 4.  Special Meetings
     Section 5.  Notice of Meetings
     Section 6.  Waiver of Notice
     Section 7.  Voting Lists
     Section 8.  Voting Group
     Section 9.  Quorum
     Section 10. Proxies
     Section 11. Voting of Shares
     Section 12. Fixing Record Date

                                   ARTICLE III

                                    Directors
                                    ---------

     Section 1.  General Powers
     Section 2.  Number, Term and Qualifications
     Section 3.  Nominations
     Section 4.  Election of Directors
     Section 5.  Removal
     Section 6.  Vacancies
     Section 7.  Chairman of the Board
     Section 8.  Compensation
     Section 9.  Appointment of Committees

                                   ARTICLE IV

                              Meetings of Directors
                              ---------------------

     Section 1.  Regular Meetings
     Section 2.  Special Meetings
     Section 3.  Notice of Meetings
     Section 4.  Waiver of Notice
     Section 5.  Quorum
     Section 6.  Manner of Acting
     Section 7.  Presumption of Assent
     Section 8.  Informal Action by Directors

                                    ARTICLE V

                                    Officers
                                    --------

     Section 1.  Number
     Section 2.  Election and Term
     Section 3.  Removal and Resignation
     Section 4.  Compensation
     Section 5.  President
     Section 6.  Vice Presidents
     Section 7.  Assistant Vice Presidents
     Section 8.  Secretary
     Section 9.  Assistant Secretaries
     Section 10. Treasurer
     Section 11. Assistant Treasurers

                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits
                      -------------------------------------

     Section 1.  Contracts
     Section 2.  Loans
     Section 3.  Checks and Drafts
     Section 4.  Deposits

                                   ARTICLE VII

                   Certificates for Shares and Their Transfer
                   ------------------------------------------

     Section 1.  Certificates for Shares
     Section 2.  Transfer of Shares
     Section 3.  Lost Certificates
     Section 4.  Holder of Record
     Section 5.  Reacquired Shares

                                  ARTICLE VIII

                               General Provisions
                               ------------------

     Section 1.  Distributions
     Section 2.  Seal
     Section 3.  Amendments
     Section 4.  Fiscal Year
     Section 5.  Indemnification

                                    ARTICLE I

Offices
-------

     Section 1. Principal Office: The principal office of the Corporation shall be located in Landis, North Carolina.

     Section 2. Registered Office: The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

     Section 3. Other Offices: The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors from time to time may determine, or as the affairs of the Corporation from time to time may require.

                                   ARTICLE II

Meetings of Shareholders
------------------------

     Section 1. Place of Meetings: All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

     Section 2. Annual Meetings: The annual meeting of shareholders of the Corporation, for the purpose of electing directors of the Corporation and for the transaction of such other business as properly may be brought before the meeting, shall be held within 120 days of the end of the fiscal year on any day, except Saturday, Sunday or a legal or banking holiday, as may be determined by the Board of Directors.

     Section 3. Substitute Annual Meeting: If the annual meeting shall not be held as provided in Section 2 of this Article, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     Section 4. Special Meetings: Special meetings of the shareholders may be called at any time by (a) the Chairman of the Board, (b) the President of the Corporation, (c) or the Board of Directors of the Corporation.

     Section 5. Notice of Meetings: Written or printed notice stating the time, place and date of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, either in person or by mail, by or at the direction of the President or other qualified person calling the meeting to each shareholder of record entitled to vote at such meeting unless applicable law or the Corporation's articles of incorporation require that such notice shall be given to all shareholders with respect to such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder's address as it appears on the current record of shareholders of the Corporation, with postage thereon prepaid.

     In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement expressly is required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting specifically shall state the purpose or purposes for which the meeting is called.

     If any meeting of shareholders is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting. If a new record date for the adjourned meeting is or must be fixed pursuant to North Carolina law, notice of the adjourned meeting must be given as provided in this Section to persons who are shareholders as of the new record date.

     Section 6. Waiver of Notice: Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or the shareholder's proxy at the beginning of the meeting objects to holding the meeting or transacting business thereat, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or the shareholder's proxy objects to considering the matter before it is voted upon.

     Section 7. Voting Lists: Before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be prepared by the Secretary of the Corporation. The list shall be arranged by voting group and within each voting group by class or series of shares and show the address of and the number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation for the period beginning two (2) business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder or the agent or attorney of any shareholder at any time prior to the meeting during regular business hours and at any time during the meeting or any adjournment thereof. The list shall be prima facie evidence as to who are the shareholders entitled to examine the list and the shareholders of record entitled to vote at any meeting of the shareholders.

     Section 8. Voting Group: All shares of one or more classes or series that under the Corporation's articles of incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the Corporation's articles of incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the Corporation's articles of incorporation or specifically required by law.

     Section 9. Quorum: Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of those shares is present at the meeting. A majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter.

     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the votes cast on the motion to adjourn; and at any adjourned meeting any business may be transacted which might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

     Section 10. Proxies: Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by the shareholder's duly authorized attorney-in-fact. A proxy is not valid after the expiration of eleven (11) months from the date of its execution unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting.

     Section 11. Voting of Shares: Subject to the provisions of the Corporation's articles of incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Except in the election of directors as provided in Section 4 of Article III, if a quorum exists, action on a matter by a voting group at a meeting of shareholders is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or by the Corporation's articles of incorporation or these Bylaws.

     Absent special circumstances, shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the Corporation to vote its own shares held by it in a fiduciary capacity.

     Section 12. Fixing Record Date: The Board of Directors of the Corporation may fix a future date as the record date for one or more voting groups in order to determine (a) the shareholders entitled to notice of a meeting of shareholders, (b) the shareholders entitled to demand a special meeting, (c) the shareholders entitled to vote, or (d) the shareholders entitled to take any other action. A record date fixed under this Section may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

     A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty
(120) days after the date fixed for the original meeting.

     If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

                                   ARTICLE III

Directors
---------

     Section 1. General Powers: The business and affairs of the Corporation shall be directed by the Board of Directors or by such Executive Committee or other committees as the Board may establish pursuant to these Bylaws.

     Section 2. Number, Term and Qualifications: The number of directors constituting the Board of Directors of the Corporation shall be not less than five (5) nor more than eighteen (18) as from time to time may be fixed or changed within said minimum and maximum by the shareholders or by a majority of the full Board of Directors. If the number of directors is nine (9) or more, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of shareholders after their election, the term of office of the second class to expire at the second annual meeting of shareholders after their election, and the term of office of the third class to expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of three years or until their successors are elected and shall qualify. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen so that all classes of directors shall remain and become equal in number, as nearly as possible. In the event of the death, resignation, retirement, removal or disqualification of a director, a successor shall be elected to serve only until the next meeting of shareholders at which directors are elected.

     No person shall be elected, re-elected or appointed as a director after attaining seventy (70) years of age. In the event a director attains the age of seventy (70) years during his term, such director shall serve until the next annual meeting, at which time his successor shall be elected by the shareholders for the remainder of the unexpired term; provided, however, that the foregoing age limitation shall not apply to any initial director of the Corporation.

     Section 3. Nominations: Nominations for election to the Board of Directors may be made by the Board of Directors or a committee thereof, and, subject to the conditions described below, any shareholder of common stock entitled to vote at that meeting for the election of directors. To be eligible for consideration at the meeting of shareholders, all nominations for election to the Board of Directors, other than those made by the Board of Directors or its committee, shall be in writing and must be delivered to the Secretary of the Corporation not less than one hundred and twenty (120) days prior to the meeting of shareholders.

     Section 4. Election of Directors: Except as provided in Section 5 of this Article, the directors shall be elected at the annual meeting of the shareholders; and those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

     Section 5. Removal: Any director may be removed from office at any time with or without cause by a vote of shareholders whenever the number of votes cast in favor of removal of the director exceeds the number of votes cast against such removal. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

     Section 6. Vacancies: If a vacancy occurs in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, the shareholders may fill the vacancy or the Board of Directors may fill the vacancy. If the directors remaining in office do not constitute a quorum of the Board, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors, or by the sole remaining director, as the case may be. If the vacant directorship was held by a director elected by a voting group, only the remaining directors or director elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. The term of a director elected to fill a vacancy expires at the next meeting of shareholders at which directors are elected.

     Section 7. Chairman of the Board: There shall be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

     Section 8. Compensation: The Board of Directors may compensate directors for their services as such and may provide for the payment or reimbursement of all expenses incurred by directors in attending regular and special meetings of the Board.

     Section 9. Appointment of Committees: The Board of Directors, by resolution of a majority of the number of directors in office, shall designate three or more directors to constitute an Executive Committee and may designate such other committees as the

Board shall deem advisable, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise such authority of the Board of Directors in the management of the Corporation as the Board shall determine. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon the Board of Directors, or any member thereof, by law.

                                   ARTICLE IV

Meetings of Directors
---------------------

     Section 1. Regular Meetings: A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings, provided that at least one meeting shall be held each quarter.

     Section 2. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or a majority of the directors. Such meetings may be held either within or without the State of North Carolina.

     Section 3. Notice of Meetings: Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors, at least twenty-four (24) hours before the meeting, shall give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

     Section 4. Waiver of Notice: Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The attendance by a director at, or the participation of a director in, a meeting shall constitute a waiver of any required notice of such meeting, unless the director, at the beginning of the meeting (or promptly upon the director's arrival thereat), objects to holding the meeting or to transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 5. Quorum: Unless the Corporation's articles of incorporation provide otherwise, a majority of the number of directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     Section 6. Manner of Acting: Except as otherwise provided in the Corporation's articles of incorporation or these Bylaws or by applicable law, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the

Board of Directors. A director may not vote at a directors' meeting by proxy or otherwise act by proxy at a meeting of the Board of Directors.

     Section 7. Presumption of Assent: A director of the Corporation who is present at a meeting of the Board of Directors or at a meeting of any committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) such director objects at the beginning of the meeting (or promptly upon the director's arrival thereat) to holding the meeting or to transacting any business at the meeting, or (b) such director's contrary vote is recorded or such director's dissent or abstention from the action taken otherwise is entered in the minutes of the meeting, or (c) such director files written notice of dissent or abstention to such action with the person presiding at the meeting before the adjournment thereof or forwards such notice by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who voted in favor of the action taken.

     Section 8. Informal Action by Directors: Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board and evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

                                    ARTICLE V

Officers
--------

     Section 1. Number: The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such Assistant Vice Presidents, Secretaries, Treasurers and other officers as the Board of Directors from time to time may elect. Any two (2) or more offices may be held by the same person, except that no officer may act in more than one capacity where action of two (2) or more officers is required.

     Section 2. Election and Term: The President of the Corporation shall be elected by the Board of Directors. The remaining officers of the Corporation shall be elected upon the recommendation of the President and approval of the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until such officer's death, resignation, retirement, removal or disqualification, or until the election and qualification of such officer's successor. Each officer and employee of the Corporation shall give bond of suitable amount with security to be approved by the Board of Directors. Each bond shall be issued upon such form as may be approved by the Commissioner of Banks of North Carolina by a bonding company authorized to do business in North Carolina with the premium to be paid by the Corporation.

     Section 3. Removal and Resignation: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     An officer may resign at any time by notifying the Corporation, orally or in writing, of such resignation. A resignation shall be effective upon receipt by the Corporation unless it specifies in writing a later effective date. In the event a resignation so specifies a later effective date, the Board of Directors may fill the pending vacancy prior to such date; however, the successor to the resigning officer may not take office until the effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with such officer.

     Section  4.   Compensation:   The  compensation  of  all  officers  of  the
Corporation shall be fixed by the Board of Directors. The election of an officer does not of itself create any contract rights.

     Section 5. President: The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these Bylaws.

     The President, when present, shall preside at all meetings of shareholders. The President, with any other proper officer, may sign certificates for shares of the Corporation and any deeds, leases, mortgages, bonds, contracts or other instruments which lawfully may be executed on behalf of the Corporation, except where required or permitted by law otherwise to be signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent. In general, the President shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Board of Directors.

     Section 6. Vice Presidents: In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice President designated by the President and the Chairman of the Board, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President, with any other proper officer, may sign certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

     Section 7. Assistant Vice President: The Assistant Vice President shall, in the absence or disability of their superior officers, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the President or their superior officers.

     Section 8. Secretary: The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. The Secretary shall give all notices required by law and by these Bylaws. The Secretary shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it. The Secretary shall keep all records required by law at the principal office of the Corporation. The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. The Secretary, with any other proper officer, may sign certificates for shares of the Corporation and shall sign such instruments as may require the Secretary's signature. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

     Section 9. Assistant Secretaries: In the absence of the Secretary or in the event of the Secretary's death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretaries, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as from time to time may be assigned by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary, with any other proper officer, may sign certificates for shares of the Corporation.

     Section 10. Treasurer: The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. The Treasurer shall maintain appropriate accounting records as required by law and shall prepare, or cause to be prepared, annual financial statements of the Corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each shareholder within one hundred twenty
(120) days after the end of such fiscal year. The Treasurer, with any other proper officer, may sign certificates for shares of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors.

     Section 11. Assistant Treasurers: In the absence of the Treasurer or in the event of the Treasurer's death, inability or refusal to act, the Assistant
Treasurers in the order of their length of service as Assistant Treasurers, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. Any Assistant Treasurer, with any other proper officer, may sign certificates for shares of the Corporation. They shall perform such other duties as from time to time may be assigned by the Treasurer, by the President, or by the Board of Directors.

                                   ARTICLE VI

Contracts, Loans, Checks and Deposits
-------------------------------------

     Section 1. Contracts: The Board of Directors may authorize any officer or officers or any agent or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may enter into employment contracts for any length of time it deems wise.

     Section 2. Loans: No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution adopted by the Board of Directors. Such authority may be general or specific in nature and scope.

     Section 3. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as from time to time shall be determined by resolution of the Board of Directors.

     Section 4. Deposits: All funds of the Corporation not otherwise employed from time to time shall be deposited to the credit of the Corporation in such depositories as the Board of Directors shall direct.

                                   ARTICLE VII

Certificates for Shares and Their Transfer
------------------------------------------

     Section 1. Certificates for Shares: Certificates representing shares of the Corporation may be issued in such form as the Board of Directors shall determine to every shareholder for the fully paid shares owned thereby and shall indicate thereon or reference any and all restrictive conditions of said shares. The certificates shall be in such form as required by law and as determined by the Board of Directors and shall be signed by the President or any Vice President and either the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. All certificates for shares shall be numbered consecutively or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

     Section 2. Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by such shareholder's duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Transfer of shares may be restricted by an agreement of the shareholder(s).

     Section 3. Lost Certificates: The Board of Directors may authorize the issuance of a new share certificate in place of a certificate theretofore issued by the Corporation claimed to have been lost or destroyed, upon receipt of an affidavit to such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board shall require the claimant to give the Corporation a bond in such sum as the Board may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; provided, however, that the Board, by resolution reciting the circumstances justifying such action, may authorize the issuance of the new certificate without requiring such a bond.

     Section 4. Holder of Record: Except as otherwise required by law, the Corporation may treat as absolute owner of shares and as the person exclusively entitled to receive notification and distributions, to vote and otherwise to exercise the rights, powers and privileges of ownership of such shares, the person in whose name the shares stand of record on its books.

     Section 5. Reacquired Shares: Shares of the Corporation that have been issued and thereafter reacquired by the Corporation shall constitute authorized but unissued shares.

                                  ARTICLE VIII

General Provisions
------------------

     Section 1. Distributions: The Board of Directors from time to time may authorize, and the Corporation may pay, distributions and share dividends on the Corporation's outstanding shares in the manner and upon the terms and conditions provided by law and by the Corporation's articles of incorporation.

     Section 2. Seal: The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, in the form approved and adopted by the Board of Directors, shall be the corporate seal of the Corporation.

     Section 3. Amendments: Except to the extent otherwise provided in the Corporation's articles of incorporation or by law, these Bylaws may be amended or repealed and new bylaws may be adopted by a vote of the Board of Directors. No bylaw adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors unless the Corporation's articles of incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the Bylaws generally.

     The shareholders may amend or repeal these Bylaws even though these Bylaws also may be amended or repealed by the Board of Directors.

     Section 4. Fiscal Year: The fiscal year of the Corporation shall be the calendar year ending December 31 of each year.

     Section 5. Indemnification: The Corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (and any appeal therein), whether civil, criminal, administrative, arbitrative or investigative and whether or not brought by or on behalf of the Corporation, by reason of the fact that such party is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, or arising out of such party's activities in any of the foregoing capacities, against all liability and litigation expense, including reasonable attorneys' fees; PROVIDED, however, that the Corporation shall not indemnify any such person against liability or expense incurred on account of such person's activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation. The Corporation likewise shall indemnify any such person for all reasonable costs and expenses (including attorneys' fees) incurred by such person in connection with the enforcement of such person's right to indemnification granted herein. The Corporation shall pay all expenses incurred by any director, officer, employee or agent in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount unless it ultimately shall be determined that such party is entitled to be indemnified by the Corporation against such expenses.

     The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation a determination by a majority vote of disinterested directors that the activities giving rise to the liability or expense for which indemnification is requested were not, at the time taken, known or believed by the person requesting indemnification to be clearly in conflict with the best interests of the Corporation.

     Any person who at any time after the adoption of this bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of, but shall be in addition to, any rights to which such person may be entitled apart from the provision of this bylaw.